$50,000,000

PMA Capital Corporation

8.50% Monthly Income Senior Notes due 2018

UNDERWRITING AGREEMENT

May 29, 2003

FERRIS, BAKER WATTS, INCORPORATED
ADVEST, INC.
SANDLER O'NEILL & PARTNERS, L.P.

c/o Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, MD 21202

Ladies and Gentlemen:

        1. Introductory. PMA Capital Corporation, a Pennsylvania corporation (“Company”), proposes to issue and sell $50,000,000 aggregate principal amount of its 8.50% Monthly Income Senior Notes due 2018 (the “Firm Securities”) as set forth below. In addition, the Company has granted to the several Underwriters named in Schedule A (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an option to purchase up to an additional $7,500,000 in aggregate principal amount of its 8.50% Monthly Income Senior Notes due June 15, 2018 (the “Optional Securities”, and together with the Firm Securities, the “Offered Securities”). The Offered Securities are to be issued under the indenture, dated as of October 21, 2002 (“Original Indenture”) as supplemented as of the date thereof and as to be further supplemented by a supplemental indenture to be dated as of the Closing Date (“Second Supplemental Indenture”, together with the Original Indenture, as supplemented as of the date hereof, the “Indenture”), between the Company and U.S. Bank National Association, as successor to State Street Bank & Trust Company, as Trustee (the “Trustee”).

The Company hereby agrees with the Underwriters as follows:

               2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

               (a) A registration statement (No. 333-84764), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective. Such registration statement, as amended at the time of this Agreement, and all material incorporated by reference therein, is hereinafter referred to as the “Registration Statement”, and the base prospectus dated July 19, 2002 (the “Base Prospectus”) included in such Registration Statement, as supplemented by a prospectus supplement (the “Prospectus Supplement”) to reflect the terms of the Offered Securities and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933, as amended (“Act”), including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

               (b) On its effective date, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission (“Rules and Regulations”) and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus conform and will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except for statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter, if any, specifically for use therein, and which information consists solely of the information specified in Section 7(b) below. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the Rules and Regulations.

               (c) The Company has been duly incorporated and is validly subsisting under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations, cash flows or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); and the

Company has the power and authority (corporate and otherwise) to enter into and perform its obligations under this Agreement, including without limitation issuing the Offered Securities.

               (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing or to have such power and authority would not individually or in the aggregate have a Material Adverse Effect; each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from all liens, pledges, security interests, encumbrances and defects; and none of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of any preemptive or other similar rights of any securityholder of such subsidiary.

               (e) The Indenture has been duly authorized and has been and is duly qualified under the Trust Indenture Act with respect to the Offered Securities registered thereby and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, conservatorship, receivership and similar laws of general applicability relating to or affecting creditors’rights and to general equity principles (the “Bankruptcy and Equity Exception”). The Offered Securities and the Indenture conform to the descriptions thereof in the Prospectus; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and the Indenture and the Offered Securities will conform to the descriptions thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Bankruptcy and Equity Exception.

               (f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the offer and sale of the Offered Securities.

               (g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

               (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the execution and delivery of this Agreement, the offer, issuance and sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

               (i) The execution, delivery and performance of the Indenture and this Agreement, and the offer, issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, statute, rule, regulation or order (“Laws”) of any governmental agency or body, any court, or any self-regulatory authority, domestic or foreign (“Governmental Authority”), having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (B) result in a breach or violation of any of the terms and provisions of the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except in the case of clause (A), as would not individually or in the aggregate have a Material Adverse Effect.

               (j) This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

               (k) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all material real properties and all other properties and assets owned by them, in each case free from liens, pledges, security interests, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

               (l) The Company and its subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation, termination, suspension, limitation or modification of any such certificate, authority or permit or of the business to be conducted or the products and services to be offered that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

               (m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

               (n) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

               (o) Except as disclosed in the Prospectus, none of the Company or any of its subsidiaries is in violation of any Laws, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim (except for claims by any third-party against any Insurance Subsidiary (as defined below), pursuant to an insurance or reinsurance policy issued in the ordinary course of business by one or more Insurance Subsidiaries) relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

               (p) Except as disclosed in the Prospectus, there are no pending actions, claims, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Offered Securities or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

               (q) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries and the Company’s authorized capitalization as of the dates shown and their results of operations, cash flows and changes in shareholders’equity as of and for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the summary consolidated financial information and financial and statistical data included or incorporated by the Company in the Registration Statement present fairly the information reflected therein and has been compiled on a basis consistent with the preparation of the audited financial statements of the Company; and the schedules included in the Registration Statement present fairly the information required to be stated therein.

               (r) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations, cash flows, or prospects of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (s) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

               (t) None of the Company and its subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company”as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

               (u) Each subsidiary of the Company which is engaged in the business of insurance or reinsurance (collectively, the “Insurance Subsidiaries”) holds such insurance licenses, certificates and permits from Governmental Authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Insurance Licenses”)) as are necessary to the conduct of its business; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Company, threatened claim, action, suit, market conduct exam, proceeding or investigation that could reasonably be expected to result in the revocation, termination, suspension, limitation or modification of any Insurance License which would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

               (v) Except as disclosed in the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the most recent audited financial statements included in the Prospectus. The Company and its Insurance Subsidiaries are, in all material respects, in compliance with and conduct their respective businesses in conformity with, all applicable insurance Laws, including those related to capital adequacy and reserves.

               (w) All material reinsurance and retrocessional treaties, contracts, agreements and arrangements, other than with respect to reinsurance assumed by PMA Capital Insurance Company in connection with its reinsurance business, to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; no Insurance Subsidiary has received any notice from any of the other parties to such material treaties, contracts, agreements or arrangements that such other party intends not to perform or cannot perform thereunder and, to the best knowledge of the Company and the Insurance Subsidiaries, none of the other parties to such material treaties, contracts, agreements, or arrangements is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, or will be unable to perform such material treaty, contract, agreement or arrangement, except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Prospectus.

               (x) The statutory financial statements of the Insurance Subsidiaries have been prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

               (y) Immediately after the sale of the Offered Securities hereunder, the aggregate amount of securities that have been issued and sold pursuant to the Registration Statement shall not exceed the amount of securities registered under the Registration Statement.

               (z) The Company and its subsidiaries are in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the implementing rules and regulations thereunder, in each case as and to the extent currently in effect and applicable to the Company and its subsidiaries.

        Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter

        3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth herein, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 96.25% of the principal amount thereof, the respective principal amounts of Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto.

        The Company will deliver against payment of the purchase price, the Firm Securities in the form of one or more permanent global securities in definitive form (the “FirmGlobal Securities”) deposited with the Trustee as custodian for The Depository Trust Company

(“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Firm Offered Securities shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Company and the Underwriters drawn to the order of the Company at 10:00 A.M. Eastern Daylight Time, on June 5, 2003, or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “FirstClosing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing the Firm Offered Securities. The Firm Global Securities will be made available for checking by the Underwriters and their counsel at the office of Ferris, Baker Watts, Incorporated at least 48 hours prior to the First Closing Date.

        In addition, upon written notice from the Underwriters given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Optional Securities (including any accrued interest, if any, thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the principal amount of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives, but shall be not later than ten full business days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global securities in definitive form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Underwriters in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

        In addition, an advisory fee of 0.375% of the aggregate principal amount of the Firm Securities shall be paid by the Company to Ferris, Baker Watts, Incorporated at the Closing, and

an advisory fee of 0.375% of the aggregate principal amount of the Optional Securities being purchased at each Optional Closing Date shall be paid by the Company to Ferris, Baker Watts, Incorporated.

        4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

        5.  Certain Agreements of the Company. The Company agrees with the several Underwriters that:

               (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Underwriters, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

               (b) The Company will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and of the filing of any documents incorporated by reference into the Registration Statement, and will afford the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriters promptly of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Underwriters by telephone (with confirmation in writing) of such event and (subject to Section 5(b)) will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’consent to, nor the Underwriters’delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

               (d) As soon as practicable, but not later than the date the Company’s Annual Report Form 10-K for the fiscal year 2003 is due to be filed with the Commission in accordance with the Exchange Act and the Rules and Regulations, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

               (e) The Company will furnish to the Underwriters certified copies of the Registration Statement in the form it became effective (fourof which will include all exhibits) and of all amendments thereto, any related preliminary prospectus, any related preliminary prospectus supplement, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriters’request. The Prospectus shall be so furnished on or prior to 3:00 P.M., Eastern Daylight Savings Time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

               (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investmentunder the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution.

               (g) The Company will pay, or reimburse each Underwriter, for all expenses incident to the Company’s performance of its obligations under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and the preparation, printing and distribution of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for listing the Securities for trading on the American Stock Exchange or any other securities exchange or market, for any filing fee incident thereto, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred by each Underwriter in distributing preliminary prospectuses, preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

               (h) The Company will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Offered Securities) or publicly announce an intention to effect any such transaction, until the first day following the Closing Date.

               (i) The Company will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and

will provide copies thereof to each of the Underwriters when filed. In addition, from the date hereof through the last Optional Closing Date, at the same time the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish the information contained or to be contained in such announcement to each Underwriter and, subject to the provisions of subsections (a), (b) or (c) of this Section, will, if the Company deems it necessary or appropriate, cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. From the date hereof through the last Optional Closing Date, the Company also will furnish each Underwriter with copies of all press releases or announcements to the general public concerning its results of operations or financial condition.

               (j) From the date hereof through the last Optional Closing Date, as soon as the Company has notice, written or otherwise, of any downgrading in the rating of any debt securities or the financial strength of the Company or any of its subsidiaries or any proposal to downgrade the rating of any debt securities or the financial strength of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”(as defined for purposes of Rule 436(g) under the Act) or by A.M. Best, or any pending public announcement that any such organization has under surveillance or review its rating of any debt securities or the financial strength of the Company or its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), the Company will immediately notify each Underwriter of such downgrading, proposal to downgrade or pending public announcement.

               (k) From the date hereof through the last Optional Closing Date, the Company will furnish to each Underwriter copies of the Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

               (l) The Company will use its best efforts to have the Offered Securities listed for trading on the American Stock Exchange.

        6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) On or prior to the date of this Agreement, the Underwriters shall have received letters, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of PricewaterhouseCoopers LLP as to all periods and financial information prior to January 1, 2003 and Deloitte & Touche LLP as to all periods and financial information subsequent to December 31, 2002 confirming that they were or are, respectively, independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published Rules and Regulations thereunder and to the effect set forth below. Such letter shall further state that on the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, that:

                     (i) in their opinion the financial statements, and any supplementary financial information and schedules (and, if applicable, pro forma financial information) audited or examined by them and included or incorporated in the Registration Statement or Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published Rules and Regulations;

                     (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements, selected financial data, pro forma financial information and condensed financial statements, included or incorporated in the Registration Statement;

                     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company and its subsidiaries, inquiries of officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and other inquiries and specified procedures, nothing came to their attention that caused them to believe that:

                             (A) the unaudited financial statements, if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with the audited financial statements;

                             (B) if any unaudited “capsule”information is contained in the Prospectus, the unaudited pre-tax operating income, net premiums written, net investment income, reserves and combined ratios or other amounts constituting such “capsule”information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements;

                             (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there were any increases in long-term debt or Class A common stock or decreases in total assets (excluding net unrealized gains or losses on available-for-sale securities) or total shareholders’equity (excluding net unrealized gains or losses on available-for-sale securities) of the Company and its subsidiaries consolidated as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                             (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net premiums earned, total revenues or in the total or per share amounts of consolidated net income (excluding net realized investment gains or losses) or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

               (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

               (c) Subsequent to the execution and delivery of this Agreement:

                     (i) in the judgment of the Underwriters there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, cash flows, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; and

                     (ii) there shall not have occurred any downgrading in the rating of any securities of the Company or any of its subsidiaries, or in the insurance claims paying ability rating or similar rating of any Insurance Subsidiary by any “nationally recognized statistical rating organization”(as defined for purposes of Rule 436(g) under the Act), or by A.M. Best Company, or any public announcement (other than as described in the Prospectus) that any such organization has under surveillance or review any such rating of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement (other than as described in the Prospectus) that the Company has been placed on negative outlook.

               (d) The Underwriters shall have received an opinion, dated the Closing Date, of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, to the effect that:

                     (i) The Company has been duly incorporated and is validly subsisting under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has the power and authority (corporate and otherwise) to enter into and perform its obligations under this Agreement and the Indenture, including, without limitation, issuing the Offered Securities;

                     (ii) The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Offered Securities delivered on the Closing Date have been duly authorized, executed, authenticated, issued and delivered and the Indenture and the Offered Securities conform to the descriptions thereof contained in the Prospectus; and the Indenture and the Offered Securities delivered on the Closing Date constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms, subject to the Bankruptcy and Equity Exception;

                     (iii) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                     (iv) The Company and is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company”as defined in the Investment Company Act;

                     (v) No consent, approval, authorization or order of, or filing with, any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement in connection with the offer, issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

                     (vi) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Law or order of any Governmental Authority having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or, except as disclosed in the Prospectus, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (B) result in a breach or violation of any of the terms and provisions of the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except in the case of clause (A), as would not individually or in the aggregate have a Material Adverse Effect;

                     (vii) Such counsel was advised by the staff of the Division of Corporation Finance of the Commission that the Registration Statement has become effective under the Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date and as of the date of this Agreement, and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; the descriptions in the Registration Statement and Prospectus of Laws, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; the Company meets the eligibility requirements for use of Form S-3 under the Act; it being understood that such counsel need express no opinion as to the financial statements or the notes thereto or other financial data contained in the Registration Statement; and

                     (viii) This Agreement has been duly authorized, executed and delivered by the Company, and is valid, binding and enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                     (ix) The Offering and sale of the Offered Securities is not required to be “integrated”with any other offering or sale of securities by the Company or its subsidiaries pursuant to transactions exempt from registration under the Act, and the Rules and Regulations.

        Such counsel shall state in such opinion or in a separate letter addressed to the Underwriters, that such counsel does not believe that the Registration Statement, as of its effective date, as of the date of this Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or the notes thereto or other financial data contained in the Registration Statement or the Prospectus.

        Such counsel shall also state in such opinion that Alston & Bird LLP shall be entitled to rely thereon in rendering its opinion contemplated by Section 6(f).

        (e) The Underwriters shall have received an opinion, dated the Closing Date, of Robert L. Pratter, Senior Vice President and General Counsel of the Company, to the effect that:

                     (i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

                     (ii) (a) Each material subsidiary of the Company has been duly incorporated and (b) each subsidiary of the Company is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing or to have such power and authority would not individually or in the aggregate have a Material Adverse Effect; each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each material subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each material subsidiary owned by the Company, directly or through wholly owned subsidiaries, is owned free from liens, encumbrances and defects; and none of the outstanding shares of capital stock of any material subsidiary of the Company was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary;

                     (iii) Each of the documents incorporated by reference in the Prospectus, at the time it became effective or was filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or Exchange Act, as the case may be, and the Rules and Regulations;

                     (iv) To the best knowledge of such counsel, each Insurance Subsidiary holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, Insurance Licenses) as are necessary to the conduct of its business as described in the Prospectus; to the best knowledge of such counsel, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination, modification or suspension of any Insurance License which would have a Material Adverse Effect; and except as disclosed in the Prospectus, to the knowledge of such counsel, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent; and

                     (v) To the best knowledge of such counsel, all material reinsurance and retrocessional treaties, contracts, agreements and arrangements, other than with respect to reinsurance assumed by PMA Capital Insurance Company in connection with its reinsurance business, to which any Insurance Subsidiary is a party are in full force and effect and such counsel is not aware of any violation of, or default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein by any Insurance Subsidiary.

Such counsel shall state in such opinion that Alston & Bird LLP shall be entitled to rely thereon in rendering its opinion contemplated by Section 6(f).

        (f) The Underwriters shall have received from Alston & Bird LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Alston & Bird LLP may rely as to the incorporation of the Company and all other matters governed by Pennsylvania law upon the opinions of Ballard Spahr Andrews & Ingersoll, LLP and Robert L. Pratter, Senior Vice President and General Counsel of the Company, referred to above.

        (g) The Underwriters shall have received a certificate, dated the Closing Date, of the President or any Vice President and the principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, except for those representations and warranties which are qualified by materiality or Material Adverse Effect or similar qualifiers, which representations and warranties shall be true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations, cash flows or prospects of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus.

        (h) The Underwriters shall have received letters, dated the Closing Date, of PricewaterhouseCoopers LLP and Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

        (i) The capital stock of each subsidiary owned by the Company, directly or through its wholly owned subsidiaries, is owned free from liens, claims, encumbrances and defects, including without limitation any lien, pledge, security interest, claim, encumbrance or defect or similar interest.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

        7. Indemnification.

        (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) in whole or in part upon any violation or alleged violation by the Company of the Act; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the written information set forth in Section 7(b) below furnished to the Company by the Underwriters expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

        (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the

Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges and agrees that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus under the caption “Underwriting —Commissions and Discounts”, and “Underwriting —Price Stabilization and Short Positions”. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriters in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        8. Contribution.

        If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warrantyrelates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however,that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

        Notwithstanding the provisions of this Section 8, no Underwriter shall be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter as set forth in the final Prospectus Supplement under the caption “Underwriting”, and no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each partner, member, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

        9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. As used in this Agreement, the term “Underwriter”includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        10. Termination of this Agreement. On or prior to the Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, or by the Nasdaq National Market or the American Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, New York or Pennsylvania authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, any attack on or act of terrorism involving, or any change in, the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriters there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, cash flows business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriters may, singly or in the aggregate, interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (vi) there shall have occurred any major disruption of settlements of securities or clearance services in the United States.

        11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or 10 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Company and the Underwriters pursuant to Section 7 and 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Underwriters c/o Ferris, Baker Watts, Incorporated, 100 Light Street, Baltimore, Maryland 21202, Attention: Cliff Booth (fax: (410) 659-4632), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at PMA Capital Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103-7590, Attention: Robert L. Pratter, Esq. Senior Vice President, General Counsel and Secretary (fax: (215) 665-5061); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

        13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, members and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        14. Representation of Underwriters. Any action under this Agreement taken by the Underwriters jointly or by Ferris, Baker Watts, Incorporated will be binding upon all the Underwriters.

        15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

PMA Capital Corporation

By: /s/ William E. Hitselberger
Name: William E. Hitselberger
Title: Senior Vice President, Chief Financial Officer and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by the undersigned thereunto duly authorized.

FERRIS, BAKER WATTS, INCORPORATED
By: /s/ Cliff Booth
Name: Cliff Booth
Title: Vice President

ADVEST, INC.
By: /s/ Robert T. Keane, Jr.
Name: Robert T. Keane, Jr.
Title: Vice President, Corporate Syndicate

SANDLER O'NEILL & PARTNERS, L.P.
By: Sandler O'Neill & Partners Corp., the sole general partner

By: /s/Catherine A. Lawton
Name: Catherine A. Lawton
Title: Vice President

SCHEDULE A

Underwriter	Principal Amount of Offered Securities
Ferris, Baker Watts, Incorporated	$36,000,000
Advest, Inc.	12,500,000
Sandler O'Neill & Partners, L.P.	1,500,000

Total	$50,000,000

A-1